Exhibit 24(b)(8.120)
SELLING AND SERVICES AGREEMENT
AND
FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of this 10th day of August, 2005 by and among ING Life Insurance and Annuity Company (“ING Life”), ING Financial
Advisers, LLC (“ING Financial”) (collectively, “ING”), and Munder Series Trust and
Munder Series Trust II, on behalf of their respective series (each a “Fund” or collectively the “Funds”).

WHEREAS, ING Life is an insurance company that issues annuity contracts to, and/or provides various recordkeeping and other administrative services to, certain plans under Sections 401, 403(b), 457 or 408 of the Internal Revenue Code of 1986, as
amended (“Code”), certain nonqualified deferred compensation arrangements, and custodial accounts under Section 403(b)(7) or 408 of the Code (collectively, “Plans”); and

WHEREAS, such Plans may invest in the Funds directly, or alternatively, certain of such Plans may invest in the Funds indirectly through annuity contracts issued by ING
Life (the “Contracts”); and

WHEREAS, ING Life has established Variable Annuity Accounts B, C, D and F and may establish such other accounts as may be set forth in Schedule A attached hereto
(the “Separate Accounts”) to serve as an investment vehicle for the Contracts; and

WHEREAS, ING Life will provide various administrative and shareholder services in connection with the investment by the Plans in the Funds or in the Contracts; and

WHEREAS, ING Financial will distribute to Plans shares of the Funds or units of the Separate Accounts that may in turn invest in the Funds;

NOW, THEREFORE, it is agreed as follows:

1.	Investment of Plan Assets.

(a) With respect to Plans that invest in the Funds directly, ING Financial represents that it is authorized under the Plans to implement the investment of Plan assets in the name of an appropriately designated nominee of each Plan (“Nominee”) in shares of investment companies or other investment vehicles specified by a sponsor, an investment adviser, an administrative committee, or other fiduciary as designated by a
Plan (“Plan Representative”) upon the direction of a Plan participant or beneficiary
(“Participant”). The parties acknowledge and agree that selections of particular investment companies or other investment vehicles are made by Plan representatives or

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Participants, who may change their respective selections from time to time in accordance with the terms of the Plan.

(b) With respect to Plans that invest in the Funds indirectly through the
Contracts, ING Life represents that each of the Separate Accounts is a separate account under Connecticut Insurance law and that it has registered or will register each of the
Separate Accounts (except for such Accounts for which no such registration is required)
as a unit investment trust under the Investment Company Act of 1940 (the “1940 Act”), to serve as an investment vehicle for the Contracts. ING Life further represents that the
Separate Accounts are permitted by law to invest in the Funds, which are otherwise open to the public for investment. Each Contract provides for the allocation of net amounts received by ING Life to a Separate Account for investment in the shares of one or more specified open-end management investment companies available through that Separate
Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the Contract
Owner or Participant, as applicable under a particular Contract.

2.	Omnibus Account.

The parties agree that, with respect to each Fund, a single omnibus account held in the name of the Nominee shall be maintained for those Plan assets directed for investment directly in the Fund, and a single omnibus account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the
Contracts (collectively, the “Accounts.”) ING Life as issuer of the Contracts or as service agent for the Plans, shall facilitate purchase and sale transactions with respect to the
Accounts in accordance with the Agreement.

3.	Pricing Information, Orders, Settlement.

(a) The Funds will make shares available to be purchased by the Nominee or by
ING Life, as applicable, on behalf of the Accounts, at the net asset value applicable to each order; provided, however, that the Plans or the Separate Accounts meet the criteria for purchasing shares of the Funds at net asset value as described in the Funds’
prospectuses. Fund shares shall be purchased and redeemed on a net basis for such Plans or such Separate Accounts in such quantity and at such time determined by ING or the
Nominee to correspond with investment instructions received by ING from Contract owners, Plan Representatives or Participants.

(b) The Funds agree to furnish or cause to be furnished to ING Financial for each
Fund: (i) confirmed net asset value information calculated as of the close of trading
(currently 4:00 p.m., East Coast time) on the New York Stock Exchange (“Close of
Trading”) on each business day that the New York Stock Exchange is open for business
(“Business Day”) or at such other time as the net asset value of a Fund is calculated as disclosed in the relevant then current prospectus(es) in a format that includes each Fund’s name and the change from the last calculated net asset value, (ii) dividend and capital

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gains information as it arises, and (iii) in the case of a fixed income fund, the daily accrual or the distribution rate factor. The Funds shall provide or cause to be provided to
ING Financial such information by 6:30 p.m., East Coast time.

(c) ING Financial, as agent for the Funds for the sole purposes expressed herein shall: (i) accept from Contract owners, Plan Representatives or Participants orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the Nominee or by ING
Life on behalf of its Separate Accounts (“Instructions”) received each Business Day, (ii)
transmit to the Funds’ transfer agent (“Transfer Agent”) such Instructions no later than
9:00 a.m., East Coast time on the next following Business Day, and (iii) upon acceptance of any such Instructions, communicate such acceptance to the Contract owners, Plan
Representatives or Plan Participants, as appropriate (“Confirmation”). The Business Day on which such Instructions are received in proper form by ING Financial and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions. Instructions received in proper form by ING Financial and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day.
ING Financial agrees that all Instructions received by ING Financial, which will be transmitted to the Transfer Agent for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that previous
Business Day.

(d) ING Financial will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account as soon as possible, but in any event no later than 4:00 p.m., East Coast time on the same Business
Day on which such purchase orders are transmitted to the Transfer Agent by ING in conformance with Section 3(c).

(e) The Funds or their designees will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by ING Financial, as soon as possible, but in any event no later than 4:00 p.m.
East Coast time on the same Business Day on which such redemption orders are transmitted to the Transfer Agent in conformance with Section 3(c).

(f) In lieu of applicable provisions set forth in paragraphs 3(c) through 3(e) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation’s
Fund/SERV System, in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement; provided, however, that in the event any transaction cannot be processed through NSCC’s Fund/SERV System for any reason, the provisions of paragraphs 3(c) through 3(e) will apply.

(g) Upon request of the Funds, ING shall provide copies of historical records relating to transactions between the Funds and the Contract owners, Plan Representatives

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or Participants investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable the Funds or any other designated entity, including without limitation, auditors, investment advisers, or transfer agents of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. ING also agrees that ING will permit the Funds, or any duly designated representative to have reasonable access to
ING’s personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

(h) ING Financial shall assume responsibility as herein described for any loss to a
Fund caused by a cancellation or correction made to an Instruction by a Contract owner,
Plan Representative or Participant subsequent to the date as of which such Instruction has been received by ING Financial and originally relayed to the Transfer Agent, and ING
Financial will immediately reimburse such Fund for the amount of the loss upon ING
Financial’s receipt of written notification, with supporting data.

(i) Each Fund shall indemnify and hold ING harmless, from the effective date of this Agreement, against any amount ING is required to pay to Contract owners, Plans,
Plan Representatives or Participants due to: (i) an incorrect calculation of a Fund’s daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a
Fund, upon written notification by ING, with supporting data, to the Funds. In addition, each Fund shall be liable to ING for systems and out of pocket costs incurred by ING in making a Contract owner’s, a Plan’s or a Participant’s account whole, if such costs or expenses are a result of the Fund’s failure to provide timely or correct net asset values, dividend and capital gains or financial information. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner’s or a Plan’s or a
Participant’s account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

(j) Each party shall notify the other of any errors or omissions in any information, including a net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. ING Financial and the Funds agree to maintain reasonable errors and omissions insurance coverage commensurate with each party’s respective responsibilities under this Agreement.

4.	Servicing Fees.

The provision of shareholder and administrative services to Contract owners or to the Plans shall be the responsibility of ING Financial, ING Life or the Nominee and shall not be the responsibility of the Funds. The Nominee, or ING Life on behalf of its
Separate Accounts, will be recognized as the sole shareholder of Fund shares purchased

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under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, the Funds agree to pay to ING Life a servicing fee based on the annual rate of ___% (___% quarterly) of the average net assets invested in Class A and/or
Class Y shares of the Funds through the Contracts or through ING Life’s arrangements with Plans in each calendar quarter, except that there shall be no fee paid on assets invested in the Munder Index Funds or Munder Money Market Funds. The Funds will make such payments to ING Life within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the servicing fees payable to ING Life for the quarter and such other supporting data as may be reasonably requested by ING Life. If required by a Plan or by applicable law, ING
Life shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from the Funds to offset other fees payable by the Plan to ING Life.

Periodically, upon reasonable request of the Funds, ING will provide information to the
Funds necessary to meet requests of their Board.

5.	12b-1 Fees. [Not Applicable]

6.	Expenses.

Provided that ING Life provides the Funds with reasonable annual estimates (each
September) of the number of Contract owners, Plan Representatives and Participants to whom it plans to mail updated Fund prospectuses, supplements and financial reports, the
Funds shall make available for reimbursement certain out-of-pocket expenses ING Life incurs in connection with providing shareholder services to Contract owners or the Plans.
These expenses include actual postage paid by ING Life in connection with mailing updated prospectuses, supplements and financial reports to Contract owners or Plan
Representatives or Participants for which ING Life provides shareholder services hereunder, and all costs incurred by ING Life associated with proxies for the Fund, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage). Except as otherwise agreed in writing, ING shall bear all other expenses incidental to the performance of the services described herein.
The Funds shall, however, provide ING, or at ING’s request, the Plan, with such sufficient copies of relevant prospectuses for all Participants making an initial Fund purchase as well as relevant prospectuses, prospectus supplements and periodic reports to shareholders, and other material to disseminate to Participants who purchase shares of the
Funds, provided that ING provides the Funds with reasonable annual estimates (each
September) of the number of Participants to whom such documents will be disseminated.

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7.	Termination.

This Agreement shall terminate as to the maintenance of one or more Accounts:

(a) At the option of either ING Life, ING Financial or the Funds upon 60 days’
advance written notice to the other parties; provided, however, that Section 11 shall continue in full force and effect after termination of this Agreement;

(b) With respect to an individual Fund, at the option of ING Life or ING Financial, if shares of a Fund are not available for any reason to meet the investment requirements of the Contracts or the Plans; provided, however, that prompt advance notice of election to terminate shall be furnished by the terminating entity;

(c) At the option of either ING or the Funds, upon institution of formal disciplinary or investigative proceedings against ING Life, ING Financial or the Funds by the
National Association of Securities Dealers, Inc. (“NASD”), SEC, or any other applicable regulatory body;

(d) At the option of the Funds, if the Funds shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this
Agreement;

(e) With respect to an individual Fund, at the option of ING, upon termination of the management agreement between the Fund and its investment adviser; written notice of such termination shall be promptly furnished to ING;

(f) With respect to an individual Fund, upon the determination of ING Life to substitute for the Fund’s shares the shares of another investment company in accordance with the terms of the applicable Contracts. ING Life will give 60 days’ written notice to the Funds of any decision to replace the Fund’s shares;

(g) Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; provided, however, that any of the parties may assign, without consent of the other parties, their respective duties and responsibilities under this
Agreement to any of their affiliates or any company that acquires or succeeds to all or a portion of its business;

(h) If the Funds’ shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the
Contracts or the Plans; provided, however, that prompt notice shall be given by any party should such situation occur.

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8.	Continuation of Agreement.

Termination as the result of any cause listed in Section 7 hereof shall not affect the
Funds’ respective obligations to continue to maintain the Account as an investment option for Contracts then in force for which its shares serve or may serve as the underlying medium, or for Plans electing to invest in the Funds prior to the termination of this Agreement.

9.	Advertising and Related Materials.

(a) Advertising and literature with respect to the Funds, including Fund profiles, prepared by ING Financial or the Nominee or its agents for use in marketing shares of the
Funds to Contract owners or Plans (except any material that simply lists the Funds’
names) shall be submitted to the Funds for review and approval before such material is used with the general public or any Contract owner, Plan, Plan Representative, or
Participant. The Funds shall advise the submitting party in writing within three (3)
Business Days of receipt of such materials of its approval or disapproval of such materials.

(b) The Funds will provide to ING at least one complete copy of all prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities. The Funds will also provide or cause to be provided to ING an electronic copy of all prospectuses, statements of additional information, annual and semiannual reports, and all amendments or supplements suitable for posting on ING’s websites at our discretion.

(c) The Funds will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly portfolio information necessary to update Fund profiles within seven business days following the end of each quarter, provided that the provision of such information is consistent with the Funds’ Policies for Disclosure of
Portfolio Holdings.

10. Proxy Voting.

ING or the Nominee will distribute to Contract owners, Plan Representatives or
Participants all proxy materials furnished by the Funds. ING and the Nominee shall not oppose or interfere with the solicitation of proxies for Fund shares held for such beneficial owners.

11. Indemnification.

(a) ING agrees to indemnify and hold harmless each of the Funds and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or

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their investment adviser within the meaning of the Securities Act of 1933 (“1933 Act”)
against any losses, claims, damages or liabilities to which the Funds or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of administrative services by ING under this Agreement, or (ii)
result from a breach of any representation, warranty, covenant or any other material provision of this Agreement. ING will reimburse any legal or other expenses reasonably incurred by the Funds or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ING will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the gross negligence or willful misconduct of the Funds or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

(b) Each of the Funds agrees to indemnify and hold harmless each of ING Financial and ING Life, the Nominee and each of their directors, officers, employees, agents and each person, if any, who controls ING Financial and ING Life and the Nominee within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which
ING Financial or ING Life, the Nominee, or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Funds or arise out of, or are based upon, the omission or the alleged omission to state a material fact that is necessary to make the statements therein not misleading or (ii) result from a breach of any representation, warranty, covenant or any other material provision of this Agreement. The Funds will reimburse any legal or other expenses reasonably incurred by ING Financial or ING Life, the Nominee, or any such director, officer, employee, agent, or controlling person in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that the
Funds will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of ING Financial or ING Life, the Nominee or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the

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indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

12. Representations and Warranties.

(a) Representations of ING Life. ING Life represents and warrants:

(i) that it (1) is a life insurance company organized under the laws of the State of
Connecticut, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms and the performance of its obligations hereunder will not violate, impair or conflict with any governing documents or agreements of ING Life or any applicable law, rule or regulation, including without limitation the Employee
Retirement Income Security Act of 1974, as amended (“ERISA”);

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Accounts and has all requisite registrations and licenses to provide such services and facilitate such transactions;

(iii) ING will monitor Participant trading activity and will attempt to discourage excessive trading activity. ING’s efforts may include sending warning letters to
Participants who are engaging in excessive trading and suspending Participants’
electronic or phone trading privileges. ING will also reasonably cooperate with the Funds to curb Participants’ excessive trading activity in the Funds if brought to ING’s attention by the Fund;’

(iv) to the extent ING Life develops and implements the requisite fully-automated systems functionality to assess short-term trading (redemption) fees on Participant accounts, ING Life will notify the Funds of such capability and assess short-term trading fees in accordance with the terms of the Funds’ Prospectuses and remit payment of such fees to the Funds; and

(v) that the fees payable to ING under this Agreement will be properly disclosed to the Plans and/or their Participants in accordance with applicable law.

(b) Representations of ING Financial. ING Financial represents and warrants:

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(i) that it (1) is a member in good standing of the NASD, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement;

(ii) that it (1) is a limited liability company duly organized under the laws of the
State of Delaware , (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this
Agreement and carry out its obligations pursuant to the terms of this Agreement and the performance of its obligations hereunder will not violate, impair or conflict with any governing documents or agreements of ING Financial or any applicable law, rule or regulation;

(iii) that it is authorized under the Plans to make available investments of Plan assets in the name of the Nominee of each Plan or in the name of ING Life in shares of investment companies or other investment vehicles specified by Plan Representatives or
Participants;

(iv) that it will not, without the written consent of the Funds, make representations concerning shares of the Funds except those contained in the then-current prospectus and in the current printed sales literature approved by the Funds; and

(v) that it has in place internal controls and procedures reasonably designed to prevent late-day trading in shares of the Funds, i.e., placing orders to purchase or sell shares of the Fund on a given Business Day after the Close of Trading on such Business
Day.

(c) Representations of the Funds. The Funds represent and warrant:

(i) that the Funds (1) are duly organized under the laws of the various states, (2)
are in good standing in such jurisdictions. (3) are in material compliance with all applicable federal, state and securities laws, and (4) are duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

(ii) that the shares of the Funds are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States and all applicable federal, state, and securities laws; that the Funds amend their registration statements under the
1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of its shares; and that the Funds have registered and qualified its shares for sale in accordance with the laws of each jurisdiction where it is required to do so;

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(iii) that the Funds are currently qualified as regulated investment companies under
Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that the Funds will notify ING Financial and
ING Life immediately upon having a reasonable basis for believing that any of the Funds have ceased to so qualify or that any might not qualify in the future;
(iv) that (1) Munder Series Trust is a statutory trust duly organized under the laws of the State of Delaware and Munder Series Trust II is a statutory trust duly organized under the laws of the State of Massachusetts (2) both are in good standing in their respective jurisdictions, (3) the Funds are in material compliance with all applicable federal, state, and securities laws, (4) both are duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and
(5) each of the Funds has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement

13. Security of Records.

(a) ING represents that it has implemented or will implement applicable procedures and systems to safeguard the unauthorized access to, loss of, or damage to, the records it will keep under this Agreement. Such procedures will insulate the records and other data relating to the Plans’ investments in the Funds from damage and loss attributable to fire, theft, power failures and other uncontrollable loss or acts of God.
ING will make such changes to the procedures and systems, from time to time, and as in its judgment, which are required for the secure performance of the services provided under this Agreement. ING shall review such systems and procedures on a periodic basis.

(b) ING shall enter into, and shall maintain in effect with appropriate parties, one or more agreements making reasonable provision for periodic backup of computer files and data with respect to Plans’ investments in the Funds and emergency use of electronic data processing equipment. In the event of equipment failures, ING shall, at no additional expense to the Funds, take all reasonable steps to minimize service interruptions. ING shall have no liability with respect to the loss of data or service interruptions caused by equipment failures, provided such loss or interruption is not caused by the negligence of
ING and provided further that ING has complied with the provisions of this 13(b).

14. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of Delaware without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

15. Miscellaneous.

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(a) Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING Financial/ING:

ING Financial Advisers, LLC/ING Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, CT 06156
Attention: Lisa Gilarde
(860) 723-3405

To the Funds:

The Munder Funds
480 Pierce Street
Birmingham, MI 48009
Attn: Chief Legal Officer
Fax: (248) 644-6361

Any notice, demand or other communication given in a manner prescribed in this
Subsection (b) shall be deemed to have been delivered on receipt.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e) Severability. In case any one or more of the provisions contained in this
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understandings relating to such subject matter.

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(g) Separate Agreements. The parties affirm and agree that this Agreement shall be enforced as a separate, individual agreement as between each of ING Financial and
ING Life and each of Munder Series Trust and Munder Series Trust II. Each such trust or corporation shall be responsible only for its assets and liabilities, and nothing in this
Agreement shall be interpreted to combine any obligations of, or claims against, one trust or corporation with those of any other trust or corporation.

(h) Massachusetts Business Trust. The name, “Munder Series Trust II” and
“Trustees of Munder Series Trust II” refer respectively to the Trust created and to the
Trustees as trustees, not individually or personally, acting from time to time under a
Declaration of Trust dated October 30, 1996, as amended, which is hereby referred to and a copy of which is on file at the office of Secretary of the Commonwealth of
Massachusetts and at the principal office of the Trust. The obligations of “Munder Series
Trust II” entered into the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the trust personally, but bind only the respective Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

(i) Anti-Money Laundering. Each of the parties to this Agreement will establish and maintain policies and procedures required by the federal, state or local law to detect and prevent money laundering, and each party shall cooperate with the others to the extent required by law to facilitate implementation of each other’s anti-money laundering
(“AML”) program, which may include annual AML compliance certifications, periodic
AML due diligence reviews and/or other requests deemed necessary to ensure compliance with the AML regulations.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY

By	/s/ Laurie M. Tillinghast
Name Laurie M. Tillinghast
Title Vice President

ING FINANCIAL ADVISERS, LLC

By	/s/ David Kelsey
Name David Kelsey
Title Vice President

MUNDER SERIES TRUST
MUNDER SERIES TRUST II, on behalf of their
respective series

By	/s/ Melanie Mayo West
Name	Melanie Mayo West
Title	Asst. Secretary

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Schedule A
For any additional separate accounts

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EXHIBIT I
To
SELLING AND SERVICES AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation’s
Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1. As provided in Section 3(f) of the Selling and Services Agreement and Fund
Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National
Securities Clearing Corporation (“NSCC”) and its subsidiary systems as follows:

(a) The Funds will furnish or cause to be furnished to ING Financial or its affiliate through
NSCC’s Mutual Fund Profile System (“MFPS”) (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund’s ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to ING Financial or its affiliate by 6:30
p.m. Eastern Time on each business day that the Fund is open for business (each a
“Business Day”) or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and ING Financial or its affiliate.

(b) Upon receipt of Fund purchase, exchange and redemption instructions prior to the time at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus
(“Close of Trading”) on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares,
ING Financial or its affiliate will calculate the net purchase or redemption order for each
Fund. Orders for net purchases or net redemptions derived from Instructions received by ING Financial or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual Fund Settlement,
Entry and Registration Verification System (“Fund/SERV”) by 5:00 a.m. Eastern Time
on the next Business Day. Subject to ING Financial’s or its affiliate’s compliance with the foregoing, ING Financial or its affiliate will be considered the agent of the Funds, and the Business Day on which Instructions are received by ING Financial or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the
Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions.
Instructions received in proper form by ING Financial or its affiliate after the Close of
Trading on any given Business Day will be treated as if received on the next following
Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund’s then current prospectuses.

(c) ING Financial or its affiliate will wire payment for net purchase orders by the Fund’s
NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate no later than 5:00 p.m. Eastern time on the

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same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will begin to accrue dividends in accordance with the applicable Fund’s policies as described in the Fund’s current prospectus.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate, by
5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund’s prospectus and statement of additional information.
(e)With respect to (c) or (d) above, if the Funds or their designee does not send a confirmation of ING Financial’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day ING Financial or its affiliate or the Funds or their designee are unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to the Funds or their designee or to ING Financial or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g) These procedures are subject to any additional terms in each Fund’s prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any
Fund.

2.	ING Financial or its affiliate, the Funds’ distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. ING Financial or its affiliate will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by
NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized. The Funds agree to be bound by the terms of the membership agreement between NSCC and the Funds’ distributor and will perform or cause to be performed any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the
Networking Matrix Level utilized.

3.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the
Agreement shall have the same meaning as in this Exhibit.

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